Exhibit 99.1

EASTERLY ACQUISITION CORP. AND JH CAPITAL GROUP HOLDINGS, LLC PROPOSED BUSINESS COMBINATION

Transcript of Investor Conference Call

June 30, 2017

11:00am EDT

Operator Introduction

Good morning and welcome to the Easterly Acquisition Corp conference call. Today’s call is being recorded. At this time, all participants are in listen only mode. This call will outline the company's proposed business combination with JH Capital, which was announced this morning.

I would now like to pass the call to Darrell Crate, Chairman of Easterly. Sir, you may begin.

Darrell Crate, Chairman of Easterly

Thanks, Operator and welcome, everyone, to today's Easterly Acquisition Corp. conference call. Easterly is a $200 million special purpose acquisition company, or SPAC, focused on financial services. We are excited to discuss with you our proposed transaction with JH Capital. Headquartered in Los Angeles, California, JH Capital is a specialty finance business that offers an end-to-end solution to customers at every stage of the distressed credit cycle, from default to rehabilitation. Its largest segment focuses on buying defaulted consumer receivables and collecting on them.

Today’s call is prerecorded and there will be no Q&A. We will be filing our proxy shortly and we encourage you to review it.

Before we begin, I would refer you to slide 1 of our investor presentation filed this morning and remind you that some comments today may contain forward-looking statements and, as such, will be subject to risks and uncertainties which, if they materialize, could materially affect results. Forward-looking statements include statements regarding future revenue estimates, forecasts of other financial and performance metrics, projections of market opportunity, and the expected benefits of the proposed business combination. Please refer to the forward-looking statement disclosure contained on slide 1 of our investor presentation as well as our SEC filings for a full discussion of risk factors, including those relating to the business combination, the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, the risk that stockholder approval of the transaction is not obtained, difficulty in integrating the business, and adverse litigation developments.

Participating on today’s call with me will be Avi Kalichstein, my partner and CEO of Easterly Acquisition Corp. as well as Doug Jacobsen, co-founder and CEO of JH Capital as well as Glenn Corey, CFO of JH Capital.

First, I’ll give a brief introduction to us at Easterly for those of you who don’t know us, because we think our backgrounds provide a unique opportunity to be value added partners to JH. I spent about 15 years as the CFO of a company called Affiliated Managers Group, which trades under the ticker symbol AMG. AMG is an asset manager that makes equity investments in other asset managers. During my time at AMG, we grew enterprise value from $450 million to $6 billion while AUM grew from $50 billion to $340 billion. My partner Avi Kalichstein spent the majority of his career in financial services private equity. He was a partner at J.C. Flowers during their investment in Encore, which is one of the biggest public peers to JH Capital.

Those of you who met with us when we raised our IPO will remember what we told you. We said that we would find a world-class management team to accelerate the growth of their business in the public market. We said that we would deliver a proprietary transaction, not pay the highest price in an auction. We said that we would partner with entrepreneurs who wanted to build value in partnership with us, not with sellers who want to cash out. We said that we would invest in an industry that we know well where Easterly brings substantial expertise not only in evaluating a transaction but also in adding real value going forward. And we said that we would deliver a transaction at a compelling valuation.

Well, I’m pleased to say that we have succeeded on all accounts. We have found a truly outstanding management team in a company that is positioned to grow earnings rapidly, in an industry in which we can continue to be value-added partners, and at a substantial discount to the public peers.

Avi has known JH Capital for almost a decade and I for a shorter period. What we see is a company that's very scalable. This management team has a big vision for where the company should go and the talent to execute. One aspect that we believe is important and unique as a small company is that this management team has made building the scaffolding around compliance to absorb significant growth a top priority. Leading with compliance, which is so critical for any public company, is especially important in the debt recovery business and a harbinger of future success.

We see JH Capital as a leader in the debt recovery business in their execution approach. Under Doug's leadership, they've created a method and approach that’s consumer-oriented. JH Capital is about recovering money from their customers, then leading those customers out of this disruptive part of their credit lives. We see that this approach results in superior collections and superior ROE performance.

This transaction will clean up the balance sheet of the company and reloads the company for growth. The projections that have been put forward have been done so with the understanding that as a young public company you need to have projections that you can make and exceed and that if good things occur, you can have nonlinear growth above those projections. You'll see that about 76% of the 2018 projections are locked in with existing portfolios, forward flow agreements, and balance sheet optimization from this transaction.

We are excited to be involved with the company, taking them from a small-cap company to a mid-cap company and onward. As a team, we've found that we all work very well together in executing and we have a vision for how this Company can grow.

With that, I'll turn it over to Avi.

Avi Kalichstein, CEO of Easterly

Thanks, Darrell. This is Avi Kalichstein.

I’ll ask you to flip first to page 14 for an overview of the transaction we’re discussing today. This is an all stock transaction, so none of the JH shareholders are selling any of their shares. All the cash is going onto the balance sheet for growth and to retire the Company’s mezzanine debt. This is shown in the sources and uses on the bottom left of slide 14. If you look in the upper right-hand corner, you will see that we have taken much of our founder shares and re-aligned them to be even further oriented toward shareholder value creation, so 50% of our promote does not vest until the stock price increases. If you turn to the bottom right hand corner, you see total pro forma shares of 41.2 million which represents a market cap of $412 million at $10 per Easterly share, which again reflects an 8.2x forward P/E. It is important to pause to note here, that while we expect an excellent outcome, this transaction is not conditioned on a minimum cash requirement and therefore has a high certainty of close.

If you flip to page 15, I’ll highlight some of the reasons we were attracted to this opportunity. The market opportunity in front of the Company is huge and expected to expand significantly when three large sellers come back online, which Doug will discuss with you shortly. I’ll note that none of the Big 3 banks coming back to the market is in the projections you will see, providing significant upside if they do return to market. We just need to keep our share when that happens to exceed these projections. JH has a diversified business, both in the debt recovery area and also in its ancillary services, which gives it proprietary data relative to other debt buyers. The company’s rediscount lending business, while small, gives it unbelievable access to the performance of defaulted receivables that others are buying. Because of contractual, fixed-price forward flow agreements, JH’s business has a high degree of predictability. When I look at JH today, I see a fantastic company positioned with terrific growth prospects and a strong culture of compliance. Finally, the compliance and regulatory environment has created a moat around the industry that protects JH.

Flipping to page 16, we anticipate filing a proxy shortly. We plan to meet with investors during the summer and given the August holidays, when we’ll be busy with the SEC review of our proxy statement, we anticipate a shareholder vote and subsequent closing of the transaction in September. We will be seeking an extension from our shareholders in the coming weeks to give us time to conclude the transaction.

With that, I’ll turn it over to Doug Jacobsen to introduce you to the company.

Doug Jacobsen, CEO of JH Capital

Thanks, Avi, and good morning to everyone. I'm Douglas Jacobsen, the CEO of JH Capital, a company I founded in 2009. JH is a leading distressed debt recovery business that is positioned for significant growth.

If you’ll turn to page 3 of the presentation that Easterly filed this morning in its 8-K, I’ll focus first on the left-hand side. Approximately 70% of our revenue comes from buying charged-off consumer debt from multiple sellers through multiple channels. The other 30% of our revenue comes from a suite of consumer-facing products that allows us to retain our clients by acting as their advocate as we assist them through the credit recovery process. Our approach to the customer is one of the things that really differentiates JH. Our unique, consumer-centric focus also yields valuable consumer data not only about our customers but about the customers of our competitors and other industry participants. Because of our third-party collection business, we gather credit performance data about consumers whose charge-off files are never bid out, so competitors don’t get this data. Our unique information advantage has given us a direct insight into creating a proven algorithm to predict repayment behavior. This algorithm gives us better pricing, better placement, and better liquidation metrics across the board. Together, our approach to the consumer and the use of data with our algorithm has given us the ability to take a $5.5 billion portfolio and liquidate it at a 2.8x gross return, which is far in excess of typical returns in the debt recovery business.

Switching to page 4, we operate with a simple business model. The debt buying and collecting aspect of the business generates 70% of our revenue. We generate our other 30% of revenue through ancillary consumer-facing businesses, all of which generate the data that refines the precision of the algorithm that we use.

Please turn to page 5. A little about the industry itself. We've driven our business growth over time through contractual, low cost, fixed price forward flow contracts. Debt recovery is an exciting business because the barriers to entry are very high. As the regulatory environment has changed since 2012, the competition has thinned and the number of industry players has been reduced. We now compete with a much smaller group of survivors and we note that compliance is the key to scalability. This compliance requirement has ring-fenced the surviving companies – it’s very difficult, costly, and time-consuming to become approved as a debt buyer or debt collector at the largest banks in the United States. We are in a market today that is unparalleled in the 8 years I have been building this business. I’ve never seen growth prospects like we have today. As more supply becomes available, we will utilize our proven algorithm to maximize our collections.

On page 6, I'm going to walk you through the positive changes in the market that we expect to contribute to strong growth. Currently, Bank of America, JP Morgan Chase, and Wells Fargo have not been selling their debt. They've been sidelined with regulatory requirements they're working to overcome. The good news is that we expect all three to be re-entering the market soon. Currently, the market is estimated at $21.5 billion of UPB, that’s unpaid principal balance, and that's in the first box on the left. The Big 3 coming back online would add available paper with $29.8 billion of unpaid principal balance to the market, more than doubling its size. Credit normalization will add another $9.5 billion to the market and normal increases in credit card debt will add another $6.2 billion to the market. Thus, we expect soon to find ourselves with a market that is over 300% of the size of the market today. JH has built a better mousetrap and we are positioned to take advantage of this growth.

Walking through the investment highlights on page 7. We are looking at a large market opportunity. Current trends indicate market growth in excess of 300%. We anticipate that the banks that aren't in the market will all be selling by the end of next year; we are being audited by one of them already with a buyer onboarding audit. We have infrastructure, we have the algorithm, and we will have the balance sheet to take advantage of that opportunity. JH has a different and we think friendlier way of looking at the consumer, and our consumer approach is what gives us the opportunity to buy in different asset classes, both that are available on the market today and that will be readily available and significantly more available in the larger market tomorrow. We look at the growing market and the diversity of product in the market as two separate aspects of growth that JH has the opportunity to take advantage of. We have predictable earnings because the way that JH buys debt is very programmatic. We sign long-term forward flow contracts at fixed prices. Purchasing debt that way gives us the opportunity programmatically to plan the liquidation, which gives us a high degree of predictability of earnings. We have been delivering predictable earnings for the last 8 years with a variance in actual to expected collections that has never exceeded 2% -- either annually or quarterly. Compliance is in our DNA as a company focus that enables us to scale in any regulatory environment. Back in 2012 when the CFPB came into existence, it was apparent to me that the compliance process, procedures, and internal audit would become a competitive advantage. We hired the CFPB’s 10th employee as chairwoman of our compliance board. We believe compliance will allow us to scale in a growing market without fetter. Our team is experienced and comes from the debt recovery industry with decades of proven execution track record. We are very excited about the growth opportunities in front of us.

With that, I'll turn it over to JH’s CFO, Glenn Corey.

Glenn Corey, CFO of JH Capital

Thanks, Doug. This is Glenn Corey, CFO of JH Capital.

Turning to slide 8, a few things to point out here. As Doug mentioned, we've purchased $5.5 billion of face value at an average of 6 cents on the dollar for a gross ROI of 2.8x. One thing to point out here is that our IRRs have been remarkable at 40%. When you stack that up against the public peers, from an ROI perspective they are in the neighborhood of about 1.9x and their IRRs are typically in the single digits. This is because we model our liquidation curves over a 5-6-year period; the public peers model theirs over a 10-12-year period. Depending on the particular file, 50-70% of our total liquidations are collected within the first 24 months, so these are highly liquid files which drive our IRR. On the bottom half of the chart you’ll see something called estimated remaining collections. This is essentially the meat left on the bones for what we've purchased. This is our inventory of files that we've already bought but haven't reached the end of the 5-6-year collection timeframe. By the end of this year we will have doubled that estimated remaining collections since the end of 2015 from $310 million to $627 million at the year-end 2017 and we are on track to scale that to over $1 billion by the end of 2020. This is inventory that, as we collect it, rolls into cash and future earnings.

On slide 9, a few financial highlights. In the upper left-hand corner is our growth and capital deployment for purchases and originations. In the upper right-hand corner, we have a strong track record in growth of balance sheet assets. And then you'll see in the lower left hand corner a 42% revenue CAGR. And finally, our GAAP earnings in the lower right hand, while modest for 2017, are forecast to be $50 million for 2018, of which 76% are already in the bag, which I'll discuss on the next page. I should point out that none of our projections assumes that the Big 3 banks come back into the market.

Flipping to slide 10 to walk you through that earnings bridge. The first piece of the bridge, $14.5 million, is the inventory that we own as of today that will roll into earnings in 2018 as we continue to collect. And then, the contracts that we have in place for fixed price forward flows, which are about 60% of our purchases, in the rest of 2017 and in 2018 will generate another $12.5 million in GAAP earnings. Then if you move two boxes to the right, and this is really one of the primary drivers for this transaction, you will see $8.9 million in interest savings from balance sheet optimization from this transaction whereby we're retiring expensive mezzanine debt and optimizing our senior debt facilities for savings of $8.9 million. As you see, 76% of our earnings growth from 2017 to 2018 is already in the bag. The remainder will come from spot purchases, and I note that we have purchased on the spot market in every year of our history so this is nothing new.

Moving to slide 11, you see comparisons to public comps are very nice when looking at our operating metrics. We have a strong revenue growth CAGR of 59% from 2016 to 2018, compared to our public peers in the single digits. We compare similarly favorably on earnings growth rate and on return on equity.

Slide 12 is a valuation comparison to public peers. A $10 price of Easterly’s stock represents an 8.2x 2018 earnings multiple, which reflects a nice discount to PRA and Encore.

Slide 13 demonstrates the impact of balance sheet optimization from this transaction. What you're seeing here is the before balance sheet and the after balance sheet. We're retiring $70 million of expensive mezz debt. We will have a large cash balance after this transaction, providing a war chest for growth, which is the key driver for this transaction.

This concludes our remarks this morning. Easterly's proxy will be available on its website as well as sec.gov. In addition, you will be able to access this investor call recording along with the investor presentation on Easterly's website, which is www.easterlyacquisition.com.

Thank you all for your time today.

DISCLAIMER

This transcript is being provided for informational purposes and does not constitute an offer to sell, a solicitation of an offer to buy or of a proxy in respect of, or a recommendation in respect of, any securities. It has been prepared to assist interested parties in making their own evaluation with respect to the proposed transaction. The information contained in this transcript is not all-inclusive. Interested parties are referred to the information circular that is expected to be filed in due course in respect of the upcoming Easterly stockholders’ meeting to consider the transaction